CHRIS PUCHNER, CPG

Consent and Certificate

of Professional (Qualified Person)

British Columbia Securities Commission Pacific Centre 12th Floor, 701 West Georgia Street Vancouver, British Columbia CANADA V7Y 1L2 Attention: Corporate Finance	The TSX Venture Exchange Suite 2700 – 650 West Georgia Street Vancouver, British Columbia CANADA V6B 4N9 Attention: Corporate Finance
Alberta Securities Commission 4 th Floor, 300 – 5th Avenue S.W. Calgary, Alberta CANADA T2P 3C4 Attention: Corporate Finance	International Tower Hill Mines Ltd. Suite 1901 – 1177 West Hastings Street Vancouver, British Columbia CANADA V6E 2K3

Re:  International Tower Hill Mines Ltd. (the “Issuer”)

I, Chris Puchner, CPG #07048, of 1831 Musk Ox Trail, Fairbanks, Alaska, U.S.A. 99709, have prepared, and am the author of, all sections and/or parts of the report entitled “Summary Report on The Terra Gold Project, McGrath District, Alaska” dated August 19, 2008 (the “Report”), other than section 17 thereof.

1.

I hereby consent to:

(a)

the public filing of the Report on SEDAR and EDGAR and in the public files of the Securities Commissions of British Columbia and Alberta and with the TSX Venture Exchange;

(b)

the use of and reliance upon the Report in connection with the disclosure in the Issuer’s Annual Information Form dated August 25, 2008 (the “Disclosure”); and

(c)

the inclusion of extracts from, or a summary of, the Report in the Disclosure.

2.

I hereby consent to the use of my name “Chris Puchner” in the Disclosure.

3.

I hereby certify that I have read the Disclosure and that the Disclosure fairly and accurately represents the information contained in the Report.

Dated this 26th day of August, 2008

(signed) Chris Puchner

Chris Puchner, CPG